Exhibit 10

FIRST AMENDATORY AGREEMENT TO
THIRD AMENDMENT TO CREDIT AGREEMENT

This First Amendatory Agreement to Third Amendment to Credit Agreement (“Amendment”) is dated as of July 31, 2006, and is entered into among Titan International, Inc. (the “Company”), the financial institutions executing a signature page to this Amendment (collectively the “Lenders”) and LaSalle Bank National Association (“LaSalle”), both individually as a Lender and as Administrative Agent.

WITNESSETH:

WHEREAS, the Company and LaSalle were among the parties to that certain Credit Agreement dated as of July 23, 2004 (together with all amendments, exhibits, schedules, attachments and appendices thereto, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement entered into a First Amendment to Credit Agreement dated as of February 16, 2005, whereby certain terms and conditions of the Credit Agreement were modified and revised; and

WHEREAS, the Company and certain of the Lenders entered into a Second Amendment to Credit Agreement dated as of October 21, 2005 whereby certain other changes in the terms and conditions of the Credit Agreement were modified and revised; and

WHEREAS, the Company and all of the Lenders entered into a Third Amendment to Credit Agreement dated June 28, 2006 whereby certain other changes in the terms and conditions of the Credit Agreement will be modified and revised upon its effective date (the “Third Amendment”); and

WHEREAS, the effectiveness of the Third Amendment is subject to the satisfaction of a number of conditions precedent on or before July 31, 2006; and

WHEREAS, the Third Amendment has not yet become effective because the Company is unable to satisfy all of said conditions precedent on or before July 31, 2006, and the Company has now requested that Lenders extend the deadline for satisfaction of such conditions; and

WHEREAS, the Lenders are willing to so amend the Third Amendment pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Lenders hereby agree to the following, as of the date hereof:

1. The last sentence of Section 15 of the Third Amendment is hereby amended in its entirety to be and read as follows:

“If the Amendment Effective Date shall not have occurred on or before August 15, 2006, this Third Amendment shall be null and void and of no further effect.”

2. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically waived or amended hereby, all of the terms and conditions of the Third Amendment shall stand and remain unchanged and in full force and effect. The Third Amendment, as amended hereby and all rights and powers created thereby and thereunder or under such other documents are in all respects ratified and confirmed. No reference to this Amendment need be made in any note, instrument or other document making reference to the Third Amendment.

This Amendment shall be binding upon and enure to the benefit of the Lenders and the Company and their successors and assigns.

This Amendment shall be construed and governed by and in accordance with the laws of the State of Illinois (without regard to principles of conflicts of laws).